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                                                                    Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
GST Telecommunications, Inc.:

     We consent to the use of our report, dated November 22, 1996, included in the Registration Statement on Form S-3, dated October 21, 1997, of GST Telecommunications, Inc. and to the references to our firm under the headings "Selected Consolidated Financial Data" and "Experts" in the Prospectus.

                                          /s/ KPMG PEAT MARWICK LLP

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Portland, Oregon
October 21, 1997